Exhibit 10.9
EXECUTION VERSION

FIFTH INCREMENTAL ASSUMPTION AGREEMENT
FIFTH INCREMENTAL ASSUMPTION AGREEMENT, dated as of September 27, 2017 (this “Agreement”), by and among DXC Technology Company (as successor to Computer Sciences Corporation), a Nevada corporation (the “Company”), and the incremental lenders party hereto (in such capacity, collectively, the “Incremental Lenders” and each, individually, an “Incremental Lender”) and consented to, with respect to the New Lender (as defined below) only, by the Swing Line Banks party hereto and consented to, with respect to the New Lenders only, and accepted by Citibank, N.A., as administrative agent (the “Agent”) for the Lenders party to the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Company, each lender from time to time party thereto (the “Lenders”), the Designated Subsidiaries from time to time party thereto and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of October 11, 2013, as amended by Amendment No. 1 to the Credit Agreement dated as of April 21, 2016, Amendment No. 2 to the Credit Agreement dated as of June 21, 2016 and Waiver and Amendment No. 3 to the Amended and Restated Credit Agreement dated as of February 17, 2017 and as supplemented by Incremental Assumption Agreement dated as of June 15, 2016, Second Incremental Assumption Agreement dated as of July 25, 2016, Third Incremental Assumption Agreement dated as of December 30, 2016, Assumption Agreement and Joinder dated as of April 3, 2017 and Fourth Incremental Assumption Agreement dated as of April 3, 2017 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings assigned thereto in the Credit Agreement); and
WHEREAS, the Company has, by notice to the Agent delivered pursuant to Section 2.20 of the Credit Agreement, requested incremental commitments (the “Incremental Commitments”) in an aggregate principal amount of $120,000,000.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Incremental Lenders and the Incremental Commitments. Pursuant to Section 2.20 of the Credit Agreement and subject to the satisfaction or waiver of the conditions to effectiveness set forth in Section 5 of this Agreement:
(a)    Each Incremental Lender severally agrees to provide Incremental Commitments (that shall be effective from and after the Effective date) in the principal amount for such Incremental Lender set forth on Schedule A hereto. The aggregate principal amount of the Incremental Commitments being provided by all of the Incremental Lenders pursuant to this Agreement is $120,000,000.
(b)    The Incremental Commitments set forth on Schedule A hereto shall have terms identical to the terms of the Tranche A Commitments outstanding under the Credit Agreement on the Effective Date that have a Commitment Termination Date of January 15, 2023 (including, without limitation, with respect to the maturity date, pricing, mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents. On and after the Effective Date, each reference to (x) a “Tranche A Commitment” or “Tranche A Commitments” or (y) a “Tranche A Advance” or “Tranche A Advances” in the Credit Agreement or herein shall be deemed to include the Incremental Commitments and any Incremental Advances made in respect of the Incremental Commitments established pursuant to this Agreement and all other related terms will have correlative meanings.
(c)    Each of the parties hereto hereby agrees that the Agent may take any and all action as may be reasonably necessary, including the effecting of notional assignments between the Incremental Lenders and the other Tranche A Lenders of outstanding Tranche A Advances to ensure that, after giving effect to this Agreement, all Incremental Advances, when originally made, are included in each Borrowing of outstanding Advances under the Tranche A Facility on a pro rata basis.
SECTION 2.    Amendment to the Credit Agreement.
(a)    From and after the Effective Date, Schedule I to the Credit Agreement is hereby replaced in its entirety with Schedule I hereto.
SECTION 3.    Representations and Warranties. By its execution of this Agreement, the Company hereby represents and warrants to the Incremental Lenders that:
(a)    the representations and warranties set forth in Article IV of the Credit Agreement are correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of the Effective Date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) as of such earlier date; and
(b)    on and as of the Effective Date, no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the effectiveness of the Incremental Commitments.
SECTION 4.    Binding Effect. This Agreement shall become effective and legally binding on the date hereof (the “Signing Date”), which is the first date that the Agent shall have received a counterpart signature page of this Agreement duly executed by each of the Company, the Incremental Lenders, the Agent and the Swing Line Banks (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, e-mail or other written confirmation from such party of execution of a counterpart hereof by such party). This Agreement shall bind each party’s successors and assigns, including any Person to whom any Lender party hereto assigns any of its interests, rights and obligations under the Credit Agreement.
SECTION 5.    Conditions of Effectiveness of the Incremental Commitments. The Incremental Commitments and the amendment set forth in Section 2 shall become effective on the date (the “Effective Date”) when (unless otherwise agreed among the Incremental Lenders and the Company, and consented to by the Agent (such consent not to be unreasonably withheld or delayed)) the Agent shall have received:
(a)    copies of the resolutions of the Board of Directors of the Company, approving this Agreement, certified as of the Signing Date by the Secretary or an Assistant Secretary of the Company;
(b)    a favorable opinion of William L. Deckelman, Jr., Esq., General Counsel of the Company, dated as of the Signing Date;
(c)    a certificate of an authorized officer of the Company, dated the Effective Date, stating that the representations and warranties of the Company contained in Section 3 of this Agreement are correct; and
(d)    a notice from the Company requesting the Incremental Commitments and satisfying the requirements set forth in Section 2.20(a) of the Credit Agreement;
provided that, in the event that the conditions set forth in clauses (a) through (d) above are satisfied prior to October 11, 2017, the Effective Date shall occur on October 11, 2017.
SECTION 6.    Acknowledgment of New Lender. BNP Paribas (the “New Lender”) (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be a Lender under Section 9.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Incremental Commitments, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Incremental Commitments and either it, or the Person exercising discretion in making its decision to provide its Incremental Commitments, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received, or has been accorded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Section 5.01(b) thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to provide its Incremental Commitments and (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to provide its Incremental Commitments; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
SECTION 7.    Reference to and Effect on the Credit Agreement and the other Loan Documents.
(a)    On and after the Effective Date, each reference in the Credit Agreement to (i) “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Agreement and (ii) each Incremental Lender (x) shall become a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (y) shall have a “Tranche A Commitment” under the Credit Agreement.
(b)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)    On and after the Effective Date, this Agreement is subject to the provisions of Section 9.01 of the Credit Agreement and constitutes a Loan Document.
SECTION 8.    Costs and Expenses. The Company agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 9.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 11.    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

DXC TECHNOLOGY COMPANY, as the Company
By:	/s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Senior Vice President, Finance and Corporate Treasurer

THE ROYAL BANK OF SCOTLAND PLC, as an Incremental Lender
By:	/s/ Charlotte West
Name: Charlotte West
Title: Head of Corporate and F. Portfolio Management

BNP PARIBAS, as an Incremental Lender
By:	/s/ Mathew Harvey
Name: Mathew Harvey
Title: Managing Director

By:	/s/ Liz Cheng
Name: Liz Cheng
Title: Vice President

Consented to (with respect to the New Lender only)
and accepted by:

CITIBANK, N.A., as Agent and a Swing Line Bank
By:	/s/ James M. Walsh
Name: James M. Walsh
Title: Managing Director and Vice President

Consented to by:

BANK OF AMERICA, N.A., as a Swing Line Bank
By:	/s/ Arti Dighe
Name: Arti Dighe
Title: Vice President

LLOYDS BANK PLC (FORMERLY KNOWN AS LLOYDS TSB BANK PLC), as a Swing Line Bank
By:	/s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President Transaction Execution Category A

By:	/s/ Joel Slomko
Name: Joel Slomko
Title: Assistant Vice President Transaction Execution Category A

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Swing Line Bank
By:	/s/ Lilian Kim
Name: Lilian Kim
Title: Director

ROYAL BANK OF CANADA., as a Swing Line Bank
By:	/s/ Theodore Brown
Name: Theodore Brown
Title: Authorized Signatory

MIZUHO BANK, LTD., as a Swing Line Bank
By:	/s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Swing Line Bank
By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

SCHEDULE A

INCREMENTAL COMMITMENTS

Name of Incremental Lender	Incremental Commitments
The Royal Bank of Scotland	US$50,000,000.00
BNP Paribas	US$70,000,000.00
Total	US$120,000,000.00

Schedule I

LENDERS’ COMMITMENTS

Lender	Tranche A Commitment	Tranche B Commitment	Swing Line Commitment
Bank of America, N.A.	US$220,000,000.00	US$55,000,000.00	US$100,000,000.00
Lloyds Bank plc	US$255,000,000.00	US$20,000,000.00	US$100,000,000.00
Mizuho Bank, Ltd.	US$228,333,333.34	US$46,666,666.66	US$100,000,000.00
Royal Bank of Canada	US$275,000,000.00		US$100,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	US$220,000,000.00	US$55,000,000.00	US$100,000,000.00
Citibank, N.A.	US$145,000,000.00	US$55,000,000.00	US$200,000,000.00
Barclays Bank PLC	US$140,000,000.00	US$35,000,000.00
Commerzbank AG, New York Branch	US$155,000,000.00	US$20,000,000.00
PNC Bank, National Association	US$160,000,000.00	US$15,000,000.00
Sumitomo Mitsui Banking Corporation	US$175,000,000.00
The Royal Bank of Scotland plc	US$158,666,666.66	US$16,333,333.34
The Bank of Nova Scotia	US$140,000,000.00
Danske Bank A/S	US$125,000,000.00
Goldman Sachs Bank USA	US$125,000,000.00
JPMorgan Chase Bank, N.A.	US$98,000,000.00	US$27,000,000.00	US$100,000,000.00
TD Bank, N.A.	US$125,000,000.00
Wells Fargo Bank, National Association	US$90,000,000.00	US$35,000,000.00
Capital One	US$70,000,000.00
Commonwealth Bank of Australia		US$70,000,000.00
DBS Bank Ltd.		US$70,000,000.00
ING Bank N.V., Dublin Branch	US$70,000,000.00
Standard Chartered Bank	US$55,000,000.00	US$15,000,000.00
The Bank of New York Mellon	US$70,000,000.00
U.S. Bank, National Association	US$70,000,000.00
BNP Paribas	US$70,000,000.00
Scotiabank Europe plc		US$35,000,000.00
Total Commitments:	US$3,240,000,000.00	US$570,000,000.00	US$800,000,000.00

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